                                                                   EXHIBIT 10.19

                               LOAN COMMITMENT

     This Loan Commitment is made and entered into effective September 3, 1999, by and between PURCHASEPRO.COM, INC., a Nevada corporation, with its principal office and place of business at 3291 N. Buffalo Drive, Las Vegas, NV 89129 ("Company") and (herein "Lender").


     1.   Commitment to Lend.  Lender hereby agrees to lend to Company the sum
          ------------------
of One Million Dollars ($1,000,000) (the "Loan") or as much thereof as the Company requests be advanced to it by Lender while this commitment is in effect. Advances to the Company shall be made upon written request to the Lender, with such advance to be made within 24 hours of such request by wire transfer to the Company's bank account identified to Lender.


     2.   Availability of Loan.  Lender and Company agree that the Loan shall
          --------------------
be unconditionally available to be drawn upon by Company from October 1, 1999 to October 31, 1999, during which time Company may draw upon the Loan up to the maximum amount stated above. Provided, however, the Company's ability to draw on the Loan shall terminate upon the Company's receipt of proceeds from its planned initial public offering.


     3.   Commitment Fee, Interest and Repayment.  Company shall pay to Lender a
          --------------------------------------
fee equal to 2% of the maximum loan amount, which shall be due and payable whether or not any advances hereunder are requested by Company, which fee shall be due and payable on the earlier of (i) the date of the first advance to the Company hereunder, or (ii) the date the Company receives the proceeds from an initial public offering of stock on the NASDAQ. Interest shall accrue on the outstanding advances at the rate of 15% per annum, with all interest and principal payable at maturity which is the earlier of: (i) March 31, 2000, or
(ii) the date of the Company's receipt of proceeds from its planned initial public offering.


     4.   Warrants to Lender.  As additional consideration to Lender, Company
          ------------------
hereby grants to Lender a warrant to purchase for $0.01 per share, shares of the Company's common stock equal to [(i) the total amount of principal advanced to Company by Lender under this commitment divided by (ii) One Million Dollars ($1,000,000.00)] multiplied by 70,000. Such shares shall be subject to restrictions on transfer reasonably required by the Company for the purpose of completing the planned initial public offering. This warrant must be exercised by Lender on or before March 31, 2000, by written notice to the Company.


     5.   Notices.  All notices and other communications given to or made upon
          -------
any party hereto in connection with this Agreement shall be in writing and mailed, faxed, emailed, or delivered to the addresses set forth on page 1 hereof, or at such other address as shall be specifically designated by any such party.


     6.   Governing Law.  This Agreement and the rights and obligations of the
          -------------
parties hereto and thereto shall be governed by and construed and enforced in accordance with the substantive law of the State of Nevada.


     7.   Entire Agreement.  This Agreement constitutes the entire agreement and
          ----------------
the understanding between the parties with respect to the subject matter hereof and supersedes all other previous and contemporaneous negotiations and agreements between the parties and no parole evidence of any prior or other agreements shall be permitted to contradict or vary the terms of this Agreement. Any amendment to this Agreement must be in writing.

     8.   Counterpart Execution.  This Agreement may be signed by each party
          ---------------------
upon a separate copy, and in such case one counterpart of this Agreement shall consist of enough of such copies to reflect the signature of each party. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, and it shall not be necessary in making proof of this Agreement or the terms thereof to produce or account for more than one of such counterparts.



LENDER

/s/ Maurice J. Gallagher
-----------------------------------------
Maurice J. Gallagher



PURCHASEPRO.COM, INC.



By:  /s/ Christopher P. Carton
     --------------------------------------
     Christopher P. Carton
     President and Chief Operating Officer